Ex: 99.1

Optima Bank & Trust Company

Audited Financial Statements

Years Ended December 31, 2018 and 2017

With Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Optima Bank & Trust Company

Report on the Financial Statements

We have audited the accompanying financial statements of Optima Bank & Trust Company (the Bank), which comprise the balance sheets as of December 31, 2018 and 2017, the related statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optima Bank & Trust Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

To the Board of Directors

Optima Bank & Trust Company

Emphasis of Matter

As discussed in notes 1 and 14 to the financial statements, the Bank entered into an Agreement and Plan of Merger on December 5, 2018 whereby the Bank will merge with and into another financial institution.  Our opinion is not modified with respect to this matter.

/s/  Baker Newman & Noyes LLC

Portland, Maine

February 14, 2019

OPTIMA BANK & TRUST COMPANY

BALANCE SHEETS

December 31, 2018 and 2017

	2018	2017
ASSETS
Cash and due from banks	$35,322,418	$36,747,811
Federal funds sold	17,000	918,000

Cash and cash equivalents	35,339,418	37,665,811

Investment securities available for sale	21,941,204	27,316,420

Loans, net of allowance for loan losses	458,836,536	417,243,076

Accrued interest receivable	1,198,547	985,732

Federal Home Loan Bank stock	1,103,300	788,600

Banking premises and equipment, net	5,616,019	4,902,668

Bank-owned life insurance	5,737,639	5,584,550

Other assets	1,821,194	1,415,547

Total assets	$531,593,857	$495,902,404

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposit accounts	$494,973,242	$458,513,937
Customer repurchase agreements	827,643	5,471,267
Deferred income tax liability, net	201,481	9,771
Accrued expenses and other liabilities	605,873	646,411

Total liabilities	496,608,239	464,641,386

Commitments and contingencies

Stockholders' equity:
Common stock, $1.00 par value; 9,000,000 shares authorized; 2,182,821 and 2,033,211 shares issued and outstanding at December 31, 2018 and 2017, respectively	2,182,821	2,033,211
Additional paid-in capital	22,779,020	21,688,312
Accumulated surplus	10,282,722	7,707,007
Accumulated other comprehensive loss	(258,945)	(167,512)

Total stockholders’ equity	34,985,618	31,261,018

Total liabilities and stockholders’ equity	$531,593,857	$495,902,404

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF INCOME

Years Ended December 31, 2018 and 2017

	2018	2017
Interest income:
Interest on loans	$19,633,872	$16,300,832
Interest on investments	595,004	523,122
Interest from interest-bearing deposits in other banks	318,775	247,181

Total interest income	20,547,651	17,071,135

Interest expense:
Interest on deposits	5,948,635	3,775,262
Interest on borrowings	3,542	-

Total interest expense	5,952,177	3,775,262

Net interest income	14,595,474	13,295,873

Provision for loan losses	246,000	428,093

Net interest income after provision for loan losses	14,349,474	12,867,780

Noninterest income:
Service charges, fees and other income	924,099	669,936
Gain on sale of loans	206,370	310,684
Net gain on sale of investments	22,272	1,939
Bank owned life insurance income	153,089	149,517

Total noninterest income	1,305,830	1,132,076

Noninterest expenses:
Salaries and employee benefits	7,104,047	6,477,622
Occupancy expense	1,492,605	1,298,841
Equipment expense	692,044	662,289
Other	2,788,393	2,608,756

Total noninterest expenses	12,077,089	11,047,508

Income before income taxes	3,578,215	2,952,348

Income tax expense	1,002,500	1,068,000

Net income	$2,575,715	$1,884,348

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

Statements of COMPREHENSIVE INCOME

Years Ended December 31, 2018 and 2017

	2018	2017

Net income	$2,575,715	$1,884,348

Other comprehensive (loss) income, net of income taxes:
Unrealized (loss) gains on securities available for sale:
Unrealized holding gains/losses arising during the period, net of income taxes of $36,098 and ($32,959) in 2018 and 2017, respectively	(94,999)	50,270
Reclassification adjustment for gains and losses and net accretion or amortization of investment securities included in net income, net of income taxes of $(1,352) and $(16,769) in 2018 and 2017, respectively	3,566	25,578

Other comprehensive (loss) income	(91,433)	75,848

Comprehensive income	$2,484,282	$1,960,196

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2018 and 2017

	Common Stock	Additional Paid-In Capital	Accumulated Surplus	Accumulated Other Comprehensive Loss	Total

Balance at December 31, 2016	$2,018,086	$21,440,089	$5,794,663	$(215,364)	$29,037,474

Net income	-	-	1,884,348	-	1,884,348
Exercise of stock warrants	15,000	135,000	-	-	150,000
Exercise of stock options	125	2,250	-	-	2,375
Change in net unrealized loss on available- for-sale securities, net of income taxes	-	-	-	75,848	75,848
Tax rate adjustment	-	-	$27,996	(27,996)	-
Stock-based compensation	-	110,973	-	-	110,973

Balance at December 31, 2017	2,033,211	21,688,312	7,707,007	(167,512)	31,261,018

Net income	-	-	2,575,715	-	2,575,715
Exercise of stock options	119,609	1,090,881	-	-	1,210,490
Net exercise of stock warrants	30,001	(30,001)	-	-	-
Change in net unrealized loss on available- for-sale securities, net of income taxes	-	-	-	(91,433)	(91,433)
Stock-based compensation	-	29,828	-	-	29,828

Balance at December 31, 2018	$2,182,821	$22,779,020	$10,282,722	$(258,945)	$34,985,618

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2018 and 2017

	2018	2017

Cash flows from operating activities:
Net income	$2,575,715	$1,884,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	697,376	481,749
Amortization of mortgage servicing rights	99,599	144,011
Net amortization of bond premiums/discounts	27,190	44,286
Net realized gain on sale of investments	(22,272)	(1,939)
Stock-based compensation	29,828	110,973
Gain on sale of loans	(206,370)	(310,684)
Loss on sale of other real estate owned	-	154
Provision for loan losses	246,000	428,093
Loans originated for sale	(9,598,392)	(18,830,444)
Proceeds from sale of loans originated for sale	9,727,281	19,141,128
Capitalized mortgage servicing rights	(145,335)	-
Deferred income tax expense	226,456	57,692
Deferred origination costs, net	(71,405)	(45,230)
Income on bank-owned life insurance	(153,089)	(149,517)
Changes in:
Interest receivable	(212,815)	(219,893)
Other assets	(359,911)	118,178
Accrued expenses and other liabilities	(40,538)	(98,241)

Net cash provided by operating activities	2,819,318	2,754,664

Cash flows from investing activities:
Sale and maturity of investment securities available for sale	4,498,563	4,006,705
Purchases of investment securities available for sale	(993,350)	(10,535,993)
Principal collected on mortgage-backed securities available for sale	1,738,906	1,976,342
Net purchases and redemptions of Federal Home Loan Bank stock	(314,700)	(33,900)
Net increase in loans	(54,087,408)	(77,648,101)
Sale of portfolio loans	12,396,834	-
Acquisition of bank premises and equipment	(1,410,727)	(1,504,261)
Proceeds from sale of other real estate owned	-	173,033

Net cash used by investing activities	(38,171,882)	(83,566,175)

Cash flows from financing activities:
Net decrease in certificates of deposit	(8,698,357)	(7,061,488)
Net increase in other deposit accounts	45,157,662	74,664,546
Proceeds from exercise of stock warrants	-	150,000
Proceeds from exercise of stock options	1,210,490	2,375
Net decrease in customer repurchase agreements	(4,643,624)	(1,226,755)

Net cash provided by financing activities	(33,026,171)	66,528,678

Net decrease in cash and cash equivalents	(2,326,393)	(14,282,833)

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CASH FLOWS (CONTINUED)

Years Ended December 31, 2018 and 2017

	2018	2017

Cash and cash equivalents, beginning of year	$37,665,811	$51,948,644

Cash and cash equivalents, end of year	$35,339,418	$37,665,811

Supplemental disclosure of cash flow information:
Interest paid	$5,886,744	$3,787,236
Income taxes paid	934,000	1,055,500

Supplemental disclosure of noncash transactions:
Change in fair value of investments available for sale:
Investments available for sale	(126,179)	125,576
Change in deferred tax asset	34,746	(49,728)
Accumulated other comprehensive income	(91,433)	75,848

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Summary of Significant Accounting Policies

Business

Optima Bank & Trust Company (the Bank) provides a full range of banking services to individual and corporate customers in southern and coastal areas of New Hampshire.  The Bank is subject to the regulations of certain state and federal agencies and undergoes periodic examinations by those regulatory authorities.

On December 5, 2018, Cambridge Bancorp (Cambridge), its wholly owned subsidiary, Cambridge Trust Company (Cambridge Trust) and the Bank entered into an Agreement and Plan of Merger (the Merger Agreement), pursuant to which the Bank will merge with and into Cambridge Trust, in a stock and cash transaction.  Under the terms of the merger agreement, each share of the Bank’s common stock will be exchanged for either 0.3468 shares of Cambridge common stock, or $32.00 in cash, subject to customary pro-ration procedures which will result in an aggregate stock / cash consideration mix of 95% / 5%.  Consummation of the merger is subject to certain conditions, and is expected to occur in the second quarter of 2019.  See note 14 for further information.

Basis of Financial Statement Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period.  Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses.  A substantial portion of the Bank’s loans are in the southern and coastal areas of New Hampshire.  Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in economic conditions in those areas.  In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

Investment Securities

Available for sale securities (AFS) consist of debt securities that the Bank anticipates could be made available for sale in response to changes in market interest rates, liquidity needs, funding sources and other similar factors.  These assets are specifically identified and are carried at fair value.  Unrealized holding gains and losses on these assets, net of related income taxes, are excluded from earnings and are included in accumulated other comprehensive loss and reported as a separate component of stockholders’ equity.  Gains and losses on the sale of available for sale securities are computed on the specific identification of the adjusted costs of each security sold, are recognized upon realization and are shown separately in the statements of income.  Premiums and discounts on investment securities are amortized using methods that approximate the effective yield method.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Summary of Significant Accounting Policies (Continued)

Management of the Bank, in addition to considering current trends and economic conditions that may affect the quality of individual securities within the Bank’s investment portfolio, also considers the Bank’s ability and intent to hold available for sale debt securities or whether it is more likely than not it will be required to sell debt securities before recovery of the amortized cost basis.  When a decline in fair value of AFS is considered other than temporary and there is intent to hold the debt security, the credit loss portion is recognized in the statements of income, resulting in the establishment of a new cost basis for the security.  If the Bank intends to sell the security, the entire unrealized loss for the security is recognized in the statements of income.  There were no other-than-temporary declines in fair value as of December 31, 2018 and 2017.

Loans and Interest Income on Loans

Loans are stated at the principal amounts outstanding, plus net deferred loan origination costs.  Interest is recognized on loans using the accrual method, unless it is no longer probable of collection or the loan is 90 days or more past due, at which time interest ceases to accrue and is recognized on the cash basis.  Loans are restored to accrual status when there has been a period of sustained positive performance on the loans, the borrower has demonstrated the ability to make future payments of principal and interest, and management believes outstanding principal and interest receivable are collectible.  Interest received on an impaired loan for which the Bank does not expect full collection of principal will generally be recorded as a reduction in the recorded investment in the loan.  When the recorded carrying value in the impaired loan has been reduced to a point at which ultimate collection is probable, then interest income may be recognized.

Allowance for Loan Losses

The allowance for loan losses is established by management to absorb probable future charge-offs of loans deemed uncollectible.  This allowance is increased by provisions charged to operating expense and by recoveries on loans previously charged off.  Loan losses are charged against the allowance when management believes that the collectibility of the loan principal is unlikely.  Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers loans to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement.  When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate, or the fair value of collateral if the loan is collateral dependent.  Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses.

Management believes that the allowance for loan losses is adequate.  Arriving at an appropriate level of allowance for loan loss involves judgment; the primary considerations are the level of delinquencies (based on contractual terms), the nature of the loan portfolio, prior loan loss experience by loan category, and qualitative factors including the local economic conditions and current real estate market trends.  While management uses available information to recognize losses on loans, future additions to the allowance may be necessary.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses.  Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Summary of Significant Accounting Policies (Continued)

The qualitative factors are determined based on the various risk characteristics of each portfolio segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate and home equity lines of credit:  The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent and does not grant subprime loans.  Loans with loan-to-value ratios greater than 85 percent require the purchase of private mortgage insurance unless strong mitigating factors are identified.  Loans in these segments are collateralized primarily by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower.  The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in these segments.

Commercial real estate and multi-family residential:  Loans in these segments are primarily income-producing properties throughout southern and coastal areas of New Hampshire.  The underlying cash flows generated by the properties may be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates which, in turn, may have an effect on the credit quality in these segments.  Management periodically obtains rent rolls and continually monitors the cash flows of these loans.

Construction loans:  The loans in this segment are primarily residential and commercial construction-to-permanent loans collateralized by owner-occupied residential and commercial real estate, and repayment is dependent on the credit quality of the individual borrower.  The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in this segment.

Commercial loans:  Loans in this segment are made to businesses and are generally secured by assets of the business.  Repayment is expected from the cash flows of the business.  A weakened economy, and resultant decreased consumer spending, may have an effect on the credit quality in this segment.

Consumer loans:  Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

A substantial portion of the loan portfolio consists of loans to borrowers in southern and coastal areas of New Hampshire.  The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Origination Fees and Costs

Loan origination fees and direct origination costs are deferred and amortized over the life of the related loan on the level yield method.  Amortization ceases while loans are on nonaccrual status.  The Bank does not anticipate prepayments in determining the amortization but recognizes the amortization at the time of prepayment.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Summary of Significant Accounting Policies (Continued)

Loan Servicing

The Bank recognizes as separate assets the rights to service mortgage loans for others, and performs an assessment of capitalized mortgage servicing rights for impairment, based on the current fair value of those rights.  The Bank capitalizes mortgage servicing rights at their fair values upon the sale of the related loans.  Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated future net servicing income.  Fair values are estimated using bid quotations received from dealers for similar instruments.  For purposes of measuring impairment, the rights are stratified, as necessary, based on interest rates and the expected maturities of the underlying loans.

Federal Home Loan Bank Stock

Stock in the Federal Home Loan Bank (FHLB) is a required investment due to membership in FHLB, and is carried at cost and can be redeemed at the FHLB subject to current redemption policies.

Other Real Estate Owned (OREO)

Collateral acquired through foreclosure is recorded at fair value, less estimated costs to sell, at the time of acquisition.  The excess, if any, of the loan balance over the fair value of the property at the time of transfer from loans to OREO, is charged to the allowance for loan losses.  Subsequent declines in the fair value of the properties are recorded as noninterest expense.  Net operating income or expense related to foreclosed property is included in noninterest expense in the accompanying statements of income.  There are inherent uncertainties in the assumptions with respect to the estimated fair value of other real estate owned, and the amounts ultimately realized on other real estate owned may differ from the amounts reflected in the accompanying financial statements.  There was no OREO at December 31, 2018 and 2017.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation.  Depreciation is computed by the straight-line method over the estimated useful lives of the assets.  Leasehold improvements are amortized over the shorter of the expected lease term or the estimated useful life.  Maintenance and repairs are charged to current expense as incurred and the cost of major renewals and betterments are capitalized.

Income Taxes

The Bank follows the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  If it is not determined that realization of the deferred tax assets is more likely than not to occur, then a valuation allowance is established.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  See note 9 for additional information.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Summary of Significant Accounting Policies (Continued)

Assets and liabilities are established for certain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold, based upon the technical merits of the position.  Estimated interest and penalties, if applicable, related to uncertain tax positions are included as a component of income tax expense.  Management has determined that the Bank has not taken, nor does it expect to take, any uncertain tax positions in any income tax return.

Advertising and Marketing Expense

Advertising and marketing costs are expensed as incurred.  Advertising and marketing expense was approximately $305,000 and $393,800 in 2018 and 2017, respectively.

Stock-Based Compensation

Stock-based compensation represents the cost related to stock-based awards to employees and directors.  The Bank measures stock-based compensation cost at the grant date based upon the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis over the employee requisite service period.  Forfeitures are recognized as they occur.  The Bank estimates the fair value of stock options using the Black-Scholes valuation method.

Statement of Cash Flows

For the purpose of reporting cash flows, cash and cash equivalents includes cash and due from banks, interest-bearing deposits in other banks with an original maturity of three months or less and federal funds sold.

Comprehensive Income

The only component of other comprehensive income reported in the accompanying statements of comprehensive income and of accumulated other comprehensive loss on the balance sheets is the unrealized net holding gains or losses on securities available-for-sale, net of tax.  Components of accumulated other comprehensive loss are presented net of taxes, which are determined using a 27.5% tax rate.

Transfers of Financial Assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Summary of Significant Accounting Policies (Continued)

During the normal course of business, the Bank may transfer a portion of a financial asset, for example, a participation loan or the government-guaranteed portion of a loan.  In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest.  If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing.  In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

Subsequent Events

Events occurring after the balance sheet date are evaluated by management to determine whether such events should be recognized or disclosed in the financial statements.  Management has evaluated subsequent events through February 14, 2019, which is the date the financial statements were available to be issued.

New Accounting Pronouncements

Recognition and Measurement of Financial Instruments

In January 2016 the FASB issued Accounting Standards Update (ASU) 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.  The amendments in this ASU address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments.  The more significant changes are:

1.

Require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.  However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

2.

Simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment.  When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.

3.	Eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost (only for companies that are not considered public business entities).
4.	Clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Summary of Significant Accounting Policies (Continued)

ASU 2016-01 is effective for years beginning after December 15, 2018.  Early application of certain amendments within the ASU is permitted for entities not considered public business entities.  The Bank early adopted number 3 above and eliminated certain fair value disclosures for financial instruments measured at amortized cost.  The remaining amendments in ASU 2016-01 will not have a material impact on the Bank’s financial statements.

Accounting for Leases

In February 2016, the FASB issued ASU 2016-02, Leases.  This ASU requires that an operating lease be recognized on the statement of financial condition as a “right-to-use” asset along with a corresponding liability representing the rent obligation.  The asset and liability will initially be measured at the present value of the future lease payments.  The standard is expected to result in an increase to assets and liabilities recognized and, therefore, increase risk-weighted assets for regulatory capital purposes.  The guidance requires the use of the modified retrospective transition approach for existing leases that have not expired before the date of initial application and will become effective for reporting periods beginning after December 15, 2018 for public business entities, and years beginning after December 15, 2019 for all other entities.  Early adoption will be permitted.  The Bank is currently evaluating the impact of the pronouncement on its financial statements.

Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses.  This significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income.  In issuing the standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses.  The standard will replace today’s “incurred loss” approach with an “expected loss” model.  The new model, referred to as the current expected credit loss (CECL) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures.  This includes, but is not limited to, loans, leases, held to maturity securities, loan commitments, and financial guarantees.  The CECL model does not apply to available-for-sale (AFS) debt securities.  For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities.  As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income, as they do today.  The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans.  It also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan losses.  In addition entities will need to disclose the amortized cost balance of each class of financial asset by credit quality indicator, disaggregated by year of origination.  The standard is effective for the Bank interim and annual reporting periods beginning after December 15, 2021 with early adoption permitted for periods beginning after December 15, 2018.  Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first period in which the guidance is effective.  The Bank is currently evaluating the provisions of the standard to determine the potential impact the new standard will have on its financial statements.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

2.	Investment Securities

Following is a summary of investment securities available for sale at amortized cost and fair value as of December 31, 2018 and 2017:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2018
Debt securities:
GNMA mortgage-backed securities	$2,344,469	$-	$95,771	$2,248,698
GNMA collateralized mortgage obligations	19,215,850	34,448	268,770	18,981,528
SBA mortgage-backed securities	738,050	-	27,072	710,978

	$22,298,369	$34,448	$391,613	$21,941,204

2017
Debt securities:
GNMA mortgage-backed securities	$2,913,277	$-	$82,936	$2,830,341
GNMA collateralized mortgage obligations	23,249,569	19,885	138,130	23,131,324
SBA mortgage-backed securities	886,493	-	29,584	856,909
U.S. Treasury securities	498,067	-	221	497,846

	$27,547,406	$19,885	$250,871	$27,316,420

The carrying amounts and fair value of debt securities available-for-sale at December 31, 2018, by contractual maturity, are shown below.  Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties:

	Amortized Cost	Fair Value

Mortgage-backed securities, amortizing monthly	$3,082,519	$2,959,676
Collateralized mortgage obligations, amortizing monthly	19,215,850	18,981,528

	$22,298,369	$21,941,204

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

2.	Investment Securities (Continued)

The following tables show the Bank’s gross unrealized losses and fair value of securities available for sale, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2018 and 2017:

	Less than 12 months			More than 12 Months			Total
	Number of Securities	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2018
GNMA mortgage- backed securities	-	$-	$-	5	$2,248,698	$95,771	$2,248,698	$95,771
GNMA collateralized mortgage obligations	1	1,878,133	4,558	5	10,082,672	264,212	11,960,805	268,770
SBA mortgage- backed securities	-	-	-	3	710,978	27,072	710,978	27,072

Total temporarily impaired securities	1	$1,878,133	$4,558	13	$13,042,348	$387,055	$14,920,481	$391,613

2017
GNMA mortgage- backed securities	-	$-	$-	5	$2,830,341	$82,936	$2,830,341	$82,936
GNMA collateralized mortgage obligations	2	3,630,706	13,206	5	12,949,143	124,924	16,579,849	138,130
SBA mortgage- backed securities	-	-	-	3	856,909	29,584	856,909	29,584
U.S. Treasury notes	1	497,846	221	-	-	-	497,846	221

Total temporarily impaired securities	3	$4,128,552	$13,427	13	$16,636,393	$237,444	$20,764,945	$250,871

The primary cause for unrealized losses within debt securities is the impact movements in market interest rates have had in comparison to the underlying yields on securities and the impact of temporary market fluctuations.  No declines are deemed to be other than temporary and management has the intent and ability to hold depreciated debt securities until recovery or maturity.  All GNMA and SBA securities are backed by the full faith and credit of the United States as to timely payment of principal and interest.

For the year ended December 31, 2018, proceeds from the sales of available-for-sale securities amounted to $3,498,563.  Gross realized gains on those sales amounted to $22,272.  For the year ended December 31, 2017, proceeds from the sales of available-for-sale securities amounted to $2,006,705.  Gross realized gains on those sales amounted to $1,939.

At December 31, 2018, approximately $2,726,000 (fair value) of government-sponsored enterprise obligations have been pledged to secure customer repurchase agreements.

At December 31, 2017, approximately $8,181,000 (fair value) of government-sponsored enterprise obligations and a U.S. Treasury security of $498,000 (fair value) have been pledged to secure customer repurchase agreements.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

3.	Loans

Major classifications of loans at December 31, 2018 and 2017 are as follows:

	2018	2017
Mortgage loans:
Residential	$276,496,035	$234,378,976
Commercial	117,094,091	128,176,387
Construction	37,671,276	31,199,766

Total mortgage loans	431,261,402	393,755,129

U.S. Government guaranteed loans	2,228,681	2,426,203
Commercial loans	26,904,730	22,736,697
Consumer loans	839,489	698,654

	461,234,302	419,616,683

Plus deferred loan origination costs, net	772,606	701,201

	462,006,908	420,317,884
Less allowance for loan losses	(3,170,372)	(3,074,808)

	$458,836,536	$417,243,076

At December 31, 2018 and 2017, certain officers and directors, or their companies, were indebted to the Bank or have available credit in the aggregate amounts of approximately $3,172,000 and $3,193,000, respectively.

Residential mortgage loans serviced for others are not included in the accompanying balance sheets.  The unpaid principal balance of mortgage loans serviced for others was approximately $42,945,000 and $37,951,000 at December 31, 2018 and 2017, respectively.

The amortized cost of mortgage servicing rights (included in other assets) at December 31, 2018 and 2017, of approximately $402,000 and $357,000, respectively, approximates the fair value and no valuation allowance for impairment has been recorded.  Mortgage servicing rights of approximately $145,000 were capitalized in 2018.  There were no mortgage servicing rights capitalized in 2017.  Amortization of mortgage servicing rights was approximately $100,000 and $144,000 in 2018 and 2017, respectively.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

3.	Loans (Continued)

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the year ended December 31, 2018:

	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Un- allocated	Total
Allowance
Beginning balance, December 31, 2017	$1,185,851	$1,234,411	$206,000	$-	$438,667	$5,000	$4,879	$3,074,808
Provision (reduction)	88,072	(26,962)	53,000	-	129,769	-	2,121	246,000
Charge-offs	-	-	-	-	(154,424)	-	-	(154,424)
Recoveries	-	-	-	-	3,988	-	-	3,988
Ending balance, December 31, 2018	$1,273,923	$1,207,449	$259,000	$-	$418,000	$5,000	$7,000	$3,170,372

Ending balance: Individually evaluated for impairment	$12,923	$194,449	$-	$-	$-	$-	$-	$207,372

Ending balance: Collectively evaluated for impairment	$1,261,000	$1,013,000	$259,000	$-	$418,000	$5,000	$7,000	$2,963,000

Loans ending balance
Ending balance: Individually evaluated for impairment	$738,660	$545,360	$218,019	$-	$665,864	$-	$-	$2,167,903

Ending balance: Collectively evaluated for impairment	275,757,375	116,548,731	37,453,257	2,228,681	26,238,866	839,489	-	459,066,399

Loans ending balance	$276,496,035	$117,094,091	$37,671,276	$2,228,681	$26,904,730	$839,489	$-	$461,234,302

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the year ended December 31, 2017:

	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Un- allocated	Total
Allowance
Beginning balance, December 31, 2016	$851,663	$1,093,483	$188,407	$-	$496,271	$14,000	$10,091	$2,653,915
Provision (reduction)	334,188	140,928	17,593	-	(50,404)	(9,000)	(5,212)	428,093
Charge-offs	-	-	-	-	(14,000)	-	-	(14,000)
Recoveries	-	-	-	-	6,800	-	-	6,800
Ending balance, December 31, 2017	$1,185,851	$1,234,411	$206,000	$-	$438,667	$5,000	$4,879	$3,074,808

Ending balance: Individually evaluated for impairment	$57,851	$87,411	$-	$-	$24,667	$-	$-	$169,929

Ending balance: Collectively evaluated for impairment	$1,128,000	$1,147,000	$206,000	$-	$414,000	$5,000	$4,879	$2,904,879

Loans ending balance
Ending balance: Individually evaluated for impairment	$697,738	$512,199	$-	$-	$898,563	$-	$-	$2,108,500

Ending balance: Collectively evaluated for impairment	233,681,238	127,664,188	31,199,766	2,426,203	21,838,134	698,654	-	417,508,183

Loans ending balance	$234,378,976	$128,176,387	$31,199,766	$2,426,203	$22,736,697	$698,654	$-	$419,616,683

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

3.	Loans (Continued)

At December 31, 2018 and 2017, all loans past due greater than 90 days are on nonaccrual status with interest payments collected applied to reduce the loan balance.  At December 31, 2018 and 2017, there were seven and nine loans, respectively, on nonaccrual status that were past due less than 90 days.  The following table presents an aged analysis of past due and nonaccrual loans by class of loans as of December 31, 2018 and 2017:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Held for Investment	Greater than 90 Days and Still Accruing	Non- Accrual Loans
2018
Mortgage loans
Residential	$59,368	$64,720	$-	$124,088	$276,371,947	$276,496,035	$-	$13,169
Commercial	1,691,304	-	-	1,691,304	115,402,787	117,094,091	-	145,366
Construction	246,494	-	-	246,494	37,424,782	37,671,276	-	218,019
Total mortgage loans	1,997,166	64,720	-	2,061,886	429,199,516	431,261,402	-	376,554

U.S. Government guaranteed loans	-	-	-	-	2,228,681	2,228,681	-	-
Commercial loans	-	-	193,249	193,249	26,711,481	26,904,730	-	334,964
Consumer loans	-	1,750	-	1,750	837,739	839,489	-	-

Total loans	$1,997,166	$66,470	$193,249	$2,256,885	$458,977,417	$461,234,302	$-	$711,518

2017
Mortgage loans
Residential	$548,772	$-	$-	$548,772	$233,830,204	$234,378,976	$-	$441,757
Commercial	44,921	-	-	44,921	128,131,466	128,176,387	-	112,203
Construction	-	-	-	-	31,199,766	31,199,766	-	-
Total mortgage loans	593,693	-	-	593,693	393,161,436	393,755,129	-	553,960

U.S. Government guaranteed loans	-	-	-	-	2,426,203	2,426,203	-	-
Commercial loans	303,974	2,709	257,199	563,882	22,172,815	22,736,697	-	629,760
Consumer loans	4,773	-	-	4,773	693,881	698,654	-	-

Total loans	$902,440	$2,709	$257,199	$1,162,348	$418,454,335	$419,616,683	$-	$1,183,720

Management evaluates certain loans rated substandard or worse individually for impairment.  All other loans are evaluated collectively.  For impaired loans that are collateral dependent their respective impairment analysis is based on appraised values less estimated selling costs.  Noncollateral dependent loans are evaluated using the present value of expected future cash flows discounted at the loan’s effective interest rate.  The required valuation allowance is included in the allowance for loan losses in the balance sheets.

Interest income which would have been recognized on nonaccrual loans, if interest had been accrued, was approximately $108,000 and $83,000 in 2018 and 2017, respectively.

The Bank may modify certain loans to retain customers or to maximize collection of the loan balance.  All loan modifications are made on a case by case basis.  When a modification is made on an impaired loan, the Bank will evaluate the modified terms to current market terms.  When a concession is granted that is not at market terms considering the credit quality of the borrower, these loans would be classified as a troubled debt restructuring (TDR).  There are two new modifications classified as TDRs in 2018 (individually and collectively immaterial) and none in 2017.  At December 31, 2018 and 2017, loan balances related to TDRs totaled approximately $1,950,000 and $1,855,000, respectively.

There were no significant loans that have subsequently defaulted during the years ended December 31, 2018 and 2017 that had been modified as a TDR during the previous twelve month period.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

3.	Loans (Continued)

The following table presents impaired loans with no related allowance for loan losses and with an allowance for loan losses recorded for the years ended December 31, 2018 and 2017:

	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value	Interest Income Recognized
2018
With no related allowance recorded:
Mortgage loans
Residential	$725,491	$725,491	$-	$717,018	$-
Commercial	82,184	122,932	-	89,572	-
Construction	218,019	225,181	-	287,777	-
Total mortgage loans	1,025,694	1,073,604	-	1,094,367	-

U.S. Government guaranteed loans	-	-	-	-	-
Commercial loans	665,864	763,216	-	743,068	-
Consumer loans	-	-	-	-	-
Total	1,691,558	1,836,820	-	1,837,435	-

With a related allowance recorded:
Mortgage loans:
Residential	13,169	13,808	12,923	14,544	742
Commercial	463,176	463,176	194,449	464,002	19,666
Construction	-	-	-	-	-
Total mortgage loans	476,345	476,984	207,372	478,546	20,408

U.S. Government guaranteed loans	-	-	-	-	-
Commercial loans	-	-	-	-	-
Consumer loans	-	-	-	-	-
Total	476,345	476,984	207,372	478,546	20,408

Total:
Mortgage loans:
Residential	738,660	739,299	12,923	731,562	742
Commercial	545,360	586,108	194,449	553,574	19,666
Construction	218,019	225,181	-	287,777	-
Total mortgage loans	1,502,039	1,550,588	207,372	1,572,913	20,408

U.S. Government guaranteed loans	-	-	-	-	-
Commercial loans	665,864	763,216	-	743,068	-
Consumer loans	-	-	-	-	-

Total impaired loans	$2,167,903	$2,313,804	$207,372	$2,315,981	$20,408

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

3.	Loans (Continued)

	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value	Interest Income Recognized
2017
With no related allowance recorded:
Mortgage loans
Residential	$441,757	$580,172	$-	$740,027	$-
Commercial	54,644	68,669	-	58,416	-
Construction	-	-	-	-	-
Total mortgage loans	496,401	648,841	-	798,443	-

U.S. Government guaranteed loans	-	-	-	-	-
Commercial loans	-	-	-	-	-
Consumer loans	-	-	-	-	-
Total	496,401	648,841	-	798,443	-

With a related allowance recorded:
Mortgage loans:
Residential	255,981	255,981	57,851	259,329	-
Commercial	457,555	457,555	87,411	457,546	13,000
Construction	-	-	-	-	-
Total mortgage loans	713,536	713,536	145,262	716,875	13,000

U.S. Government guaranteed loans	-	-	-	-	-
Commercial loans	898,563	929,075	24,667	991,335	13,631
Consumer loans	-	-	-	-	-
Total	1,612,099	1,642,611	169,929	1,708,210	26,631

Total:
Mortgage loans:
Residential	697,738	836,153	57,851	999,356	-
Commercial	512,199	526,224	87,411	515,962	13,000
Construction	-	-	-	-	-
Total mortgage loans	1,209,937	1,362,377	145,262	1,515,318	13,000

U.S. Government guaranteed loans	-	-	-	-	-
Commercial loans	898,563	929,075	24,667	991,335	13,631
Consumer loans	-	-	-	-	-

Total impaired loans	$2,108,500	$2,291,452	$169,929	$2,506,653	$26,631

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

3.	Loans (Continued)

Impaired loans not requiring an allowance represent loans for which expected discounted cash flows or the fair value of the collateral less estimated selling costs exceeded the carrying value of such loans.

The Bank utilizes an internal risk rating system on loans.  A description of the Bank’s internal risk ratings as they relate to credit quality is as follows:

Loans rated as Excellent, Very Good, Good and Satisfactory are considered as “Pass”.  Additionally, unrated overdraft lines of credit have been categorized as “Pass” credits.

Watch – A Watch asset has potential weaknesses that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date.  Watch assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

The purpose of the Watch category is to identify assets that do not yet warrant adverse classification but possess credit deficiencies or potential weaknesses deserving of Management’s close attention.  Watch assets are noted for the benefit of Management to indicate that a potential weakness or risk exists, which could cause a more serious problem if not corrected.  These assets are not included in the regulatory reporting requirements of classified assets.

Substandard – A Substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

One or more of the above characteristics does not automatically mean an asset should be classified as substandard.  Contractual delinquency may not in itself cause a substandard classification.  If successful collection of all contractual principal and interest, or liquidation of the collateral at the asset’s book value is expected in a reasonable timeframe, a substandard classification may not be warranted.

Doubtful – An asset classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The probability of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage of and strengthening of the loan, its classification as an estimated loss is deferred until more exact status may be determined.  Loans rated Doubtful are placed on nonaccrual.

Loss – An asset classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted.  This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

3.	Loans (Continued)

The following tables present loans by internal risk rating by loan category as of December 31, 2018 and 2017:

	Commercial Mortgage	Commercial	U.S. Government Guaranteed Loans	Residential Mortgage	Construction	Consumer
2018
Pass	$116,362,572	$25,632,762	$2,228,681	$275,757,375	$37,453,257	$839,489
Watch	186,159	1,126,544	-	493,496	-	-
Substandard	545,360	145,424	-	245,164	218,019	-
Doubtful	-	-	-	-	-	-

Total	$117,094,091	$26,904,730	$2,228,681	$276,496,035	$37,671,276	$839,489

2017
Pass	$126,997,465	$20,699,847	$2,426,203	$233,227,625	$31,199,766	$698,654
Watch	666,724	1,138,286	-	453,612	-	-
Substandard	512,198	641,365	-	697,739	-	-
Doubtful	-	257,199	-	-	-	-

Total	$128,176,387	$22,736,697	$2,426,203	$234,378,976	$31,199,766	$698,654

4.	Bank Premises and Equipment

Bank premises and equipment at December 31, 2018 and 2017 consists of the following:

	2018	2017

Leasehold improvements	$3,570,336	$1,548,301
Branch building and improvements	1,670,052	1,624,891
Office furniture and equipment	4,251,291	3,580,298
Construction in progress	-	1,327,462

	9,491,679	8,080,952
Less accumulated depreciation	3,875,660	3,178,284

	$5,616,019	$4,902,668

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

5.	Deposit Accounts

Deposits at December 31, 2018 and 2017 are summarized as follows:

	2018	2017
Demand and NOW accounts, including noninterest-bearing deposits of approximately $52,200,000 in 2018 and $40,200,000 in 2017	$105,139,034	$75,427,823

Money market deposit accounts	104,980,733	98,898,547

Regular savings accounts	134,839,657	125,475,392

	344,959,424	299,801,762

Certificates of deposit	150,013,818	158,712,175

	$494,973,242	$458,513,937

As of December 31, 2018, approximately 33% of deposit balances were held with five relationships.  As of December 31, 2017, approximately 24% of deposit balances were held with three relationships.  Deposits under the Certificate of Deposit Account Registry Service (CDARS) or Insured Cash Sweep accounts (ICS program) programs for these customers at December 31, 2018 and 2017 amounted to approximately $92,812,000 and $20,960,000, respectively.

The aggregate amount of certificates of deposit with a balance more than $250,000 was approximately $44,213,000 and $38,890,000 at December 31, 2018 and 2017, respectively.  Total deposits under the CDARS programs, totaled approximately $47,667,000 and $33,321,000 at December 31, 2018 and 2017, respectively.  Additionally, at December 31, 2018 and 2017, total deposits included approximately $108,639,000 and $77,867,000, respectively, in ICS money market accounts.

As of December 31, 2018, the scheduled maturities of certificates of deposit are as follows:

2019	$118,723,236
2020	14,465,003
2021	13,116,088
2022	3,449,149
2023	260,342

$150,013,818

6.	Borrowing Capacity

Federal Home Loan Bank

As of December 31, 2018 and 2017, there were no outstanding FHLB advances.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

6.	Borrowing Capacity (Continued)

The Bank has available borrowings, based upon pledged collateral, of approximately $166,343,000 and $138,000,000 at December 31, 2018 and 2017, respectively, with the FHLB.

Federal Funds Lines of Credit

The Bank has a $5,000,000 federal funds borrowing line of credit with Atlantic Community Bankers Bank.  The line is unsecured.  There were no balances outstanding under this line of credit agreement at December 31, 2018 and 2017.

7.	Repurchase Agreements

Repurchase agreements are overnight agreements with certain customers.  At December 31, 2018 and 2017, the weighted average rate paid was 0.36% and 0.50%, respectively.  See note 2 for securities pledged as collateral to secure these agreements.

The average daily balance of these repurchase agreements was $3,693,918 and $7,767,032 during 2018 and 2017, respectively.  The maximum amount outstanding on these agreements at any month-end period was $6,619,737 and $12,097,650 during 2018 and 2017, respectively.

Securities sold under agreements to repurchase as of December 31, 2018 and 2017 are securities sold on a short-term basis that have been accounted for not as sales but as borrowings.

8.	Stockholders’ Equity

Common Stock

The Bank has a total of 9,000,000 authorized shares of voting common stock, par value of $1.00 per share, of which 2,182,821 and 2,033,211 were issued and outstanding at December 31, 2018 and 2017, respectively.

Preferred Stock

The Bank has a total of 1,000,000 shares of preferred stock authorized with a par value of $1.00 per share.  No preferred stock was issued or outstanding at December 31, 2018 and 2017.

Stock Option Plans

In 2008, the Bank adopted the 2008 Stock Option and Incentive Plan (the 2008 Plan) which allows for granting of options for up to 175,876 shares of the Bank’s common stock to employees and directors.

In 2011, the Bank adopted the 2011 Stock Option and Incentive Plan (the 2011 Plan) which allows for granting options for up to an additional 50,000 shares of the Bank’s common stock to employees and directors.

In 2013, the Bank amended the 2011 Plan to allow for granting options for up to an additional 30,000 shares of the Bank’s common stock to employees and directors.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

8.	Stockholders’ Equity (Continued)

In 2016, the Bank amended the 2011 plan to allow for granting options up to an additional 30,000 shares (110,000 total shares allowed under the 2011 plan) of the Bank’s common stock to employees and directors.

In 2018, the Bank amended the 2011 plan to allow for granting options up to an additional 25,000 shares (135,000 total shares allowed under the 2011 plan) of the Bank's common stock to employees and directors.

In 2017, the Bank granted 13,000 options to directors to acquire Bank stock at $31 per share.  The 13,000 options granted vested immediately and were in exchange for services rendered in 2017.  The options have a ten year term.

In 2018, the Bank granted 250 options to an employee to acquire Bank stock at $31 per share.  The 250 options granted vest ratably over four years through January 2022.  The options have a ten-year term.

Activity under the stock option plans described above was as follows for the years ended December 31, 2018 and 2017:

	Stock Option Plans	Weighted Average Exercise Price

Outstanding at December 31, 2016	273,704	$13.49
Grants	13,000	31.00
Forfeited	(9,025)	19.00
Exercised	(125)	19.00

Outstanding at December 31, 2017	277,554	14.13
Grants	250	31.00
Forfeited	(14,653)	12.95
Exercised	(119,609)	10.12

Outstanding at December 31, 2018	143,542	$17.62

Exercisable at December 31, 2019	124,892	$17.39

Reserved for future grants	46,600

The outstanding and exercisable options at December 31, 2018 have a total intrinsic value of $1,479,830.  The outstanding options have a weighted average remaining contractual life of 5.65 years.  The exercisable options have a weighted average remaining contractual life of 5.31 years.  The exercise price of the options outstanding and of the options exercisable as of December 31, 2018 ranged from $10 to $31 per share.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

8.	Stockholders’ Equity (Continued)

At December 31, 2018 and 2017, options to acquire 124,892 and 245,729 shares, respectively, had vested.  No options expired in 2018 or 2017.  Total compensation cost related to nonvested awards not yet recognized totaled approximately $64,000 at December 31, 2018 and is expected to be recognized ratably over the next two years.

The weighted-average grant date fair values of options granted in 2018 and 2017 were $7.21 and $7.04 per share, respectively.  The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2018 Options	2017 Options

Risk-free interest rate	2.33%	2.08%
Dividend yield	0%	0%
Expected volatility	19.3%	19.4%
Expected life	5.4 years	5.4 years

Stock Warrants

In January 2008, the Bank issued warrants to allow the acquisition of 135,000 shares of common stock at $10.00 per share, which is the original issue price.  Prior to 2018, warrants to acquire 90,000 shares were exercised for shares of common.  In 2018, warrants for 45,000 shares were net exercised at a fair market value of $30 per share, for a total of 30,001 shares.

9.	Income Taxes

The expected income tax at the federal statutory rate of 21% and 34% for December 31, 2018 and 2017, respectively, differs from the actual expense due to nondeductible expenses and state income taxes as follows:

	2018		2017

Income tax at statutory rate	$751,425	21.0%	$1,003,798	34.0%
Cash surrender value – bank-owned life insurance	(32,149)	(0.9)	(50,835)	(1.7)
State taxes, net of federal benefit	252,396	7.1	139,718	4.7
Other items	30,828	0.8	(24,681)	(0.8)

	$1,002,500	28.0%	$1,068,000	36.2%

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

9.	Income Taxes (Continued)

The federal and state income tax expense is allocated as follows at December 31, 2018 and 2017:

	2018	2017

Current income tax expense:
Federal	$699,663	$779,530
State	76,382	258,774
Deferred income tax expense:
Federal	172,430	21,776
State	54,025	7,920

Total income tax expense	$1,002,500	$1,068,000

On December 22, 2017, the U.S. Federal Government enacted a tax bill, H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (Tax Act).  Among other provisions, the Tax Act reduces the historical corporate income tax rate to a newly enacted rate of 21 percent for tax years beginning after December 31, 2017.  At the date the new legislation was enacted, under ASC 740, Income Taxes, the Bank recognized the effects of the change in tax law and rates on its deferred tax assets and liabilities as a charge to income tax expense.  There was no significant impact to income tax expense or to the net deferred tax liability as a result of the enacted federal tax rate.

The tax effects of temporary differences which give rise to the deferred income tax assets and liabilities are approximately as follows at December 31, 2018 and 2017:

	2018	2017

Deferred tax assets:
Allowance for loan losses	$791,700	$754,700
Organizational and start up costs	41,920	53,100
Accrued expenses	28,000	41,200
Investments	98,221	63,475
Other	59,278	161,054
	1,019,119	1,073,529
Deferred tax liabilities:
Net loan origination costs	(510,700)	(414,700)
Bank premises and equipment	(586,100)	(553,200)
Prepaid expenses	(13,200)	(17,400)
Mortgage servicing rights	(110,600)	(98,000)
	(1,220,600)	(1,083,300)

Net deferred income taxes	$(201,481)	$(9,771)

In assessing the need for a deferred tax asset valuation allowance, management considers whether it is likely that some or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible.  Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  No deferred tax valuation allowance was recorded at December 31, 2018 or 2017.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

10.	Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss is comprised of the following amounts, net of taxes, at December 31, 2018 and 2017:

	2018	2017

Unrealized loss on investment securities available for sale	$(258,945)	$(167,512)

The change in accumulated other comprehensive loss for the years ended December 31, 2018 and 2017 is comprised of the following:

Net Unrealized Loss on AFS Securities

Balance at December 31, 2016	$(215,364)
Change, net of income taxes	75,848
Tax rate adjustment	(27,996)

Balance at December 31, 2017	(167,512)
Change, net of income taxes	(91,433)

Balance at December 31, 2018	$(258,945)

A summary of the reclassification adjustments out of accumulated other comprehensive loss for 2018 and 2017 follows:

Reclassification Adjustment	2018	2017	Affected Line Item in Statements of Income

Net realized gains on investment securities available for sale	$22,272	$1,939	Net gain on sale of investments
Net amortization or accretion of premium or discount on investment securities available for sale	(27,190)	(44,286)	Interest on investments

	(4,918)	(42,347)	Income before income taxes
Tax effect	1,352	16,769	Income tax expense

	$(3,566)	$(25,578)	Net income

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

11.	Regulatory Matters

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.  Management believes, as of December 31, 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2018, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

Effective January 1, 2015, the Bank adopted the Basel III capital adequacy rules which, among other changes, added a new risk-weighted capital measure called Common Equity Tier 1 (CET1).  The Basel III capital adequacy guidelines require all banks and bank holding companies to maintain minimum capital ratios as follows:

•	Common Equity Tier 1 to risk-weighted assets of 4.5%
•	Total risk-based capital to risk-weighted assets of 8.0%
•	Tier 1 capital to total risk-weighted assets of 6.0%
•	Tier 1 capital to average assets (Leverage Ratio) of 4.0%

In addition, the regulations establish a capital conservation buffer above the minimum capital ratios that phase in beginning January 1, 2016 at 0.625% and increases each year by 0.625% until it is fully phased in at 2.5% effective January 1, 2019.  Failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses.  At December 31, 2018, the Bank exceeded the regulatory requirement for the capital conservation buffer required.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

11.	Regulatory Matters (Continued)

The following tables set forth the Bank’s regulatory capital at December 31, 2018 and 2017:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2018
Total capital (to risk-weighted assets)	$38,483	11.1%	$27,661	8.0%	$34,577	10.0%
Common Equity Tier 1 (to risk- weighted assets)	35,245	10.2	15,560	4.5	22,475	6.5
Tier 1 Capital (to risk-weighted assets)	35,245	10.2	20,746	6.0	27,661	8.0
Leverage Capital Ratio Tier 1 capital (to total average assets)	35,245	6.6	21,236	4.0	26,545	5.0

As of December 31, 2017
Total capital (to risk-weighted assets)	$34,529	10.3%	$26,864	8.0%	$33,580	10.0%
Common Equity Tier 1 (to risk- weighted assets)	31,401	9.4	15,111	4.5	21,827	6.5
Tier 1 Capital (to risk-weighted assets)	31,401	9.4	20,148	6.0	26,864	8.0
Leverage Capital Ratio Tier 1 capital (to total average assets)	31,401	6.7	18,871	4.0	23,589	5.0

Cash Restriction

The Bank is required to maintain a certain reserve balance in the form of cash or deposits with the Federal Reserve Bank.  At December 31, 2018 and 2017, the required reserve balance was approximately $1,175,000 and $653,000, respectively.

12.	Commitments

Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk.  These instruments, which arise in the normal course of business, are commitments to extend credit to customers in the form of residential loans, commercial loans and home equity loans, as well as letters of credit.  The commitments involve varying degrees of credit and interest rate risk in excess of the amount recognized in the balance sheets.  The Bank follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments, including requiring similar collateral or other security to support financial instruments with credit risk.  The Bank’s exposure to credit loss in the event of nonperformance by the customer is represented by the contractual amount of those instruments.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

12.	Commitments (Continued)

As of December 31, 2018 and 2017, financial instruments with off-balance-sheet commitments are approximately as follows:

	2018	2017
1 – 4 family residential construction loans	$18,792,000	$9,756,000
Commercial real estate construction and development loans	4,121,000	7,672,000
Real estate lines of credit	16,940,000	13,344,000
Other unused commitments	14,219,000	10,557,000
Standby letters of credit	621,000	736,000

	$54,693,000	$42,065,000

Commitments generally have fixed expiration dates or other termination clauses.  Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Operating Leases

The Bank has an operating lease agreement for office and retail space in downtown Portsmouth, New Hampshire.  The initial lease term expired in October 2017, with the Bank having four five-year renewal options.  The Bank exercised their option to renew this lease through October 2022.

The Bank has a land lease for a branch location in North Hampton, New Hampshire.  The lease commenced in October 2009 and has an initial term of ten years, with four five-year renewal options.

The Bank has a land lease for a branch location in Stratham, New Hampshire.  The lease commenced in July 2011 and has an initial term of ten years, with four five-year renewal options.

The Bank had an operating lease agreement for a loan production office in Dover, New Hampshire.  The lease expired in February 2018 and was not renewed.

The Bank has an operating lease for a branch location in the Pease International Tradeport, Portsmouth.  The lease commenced in October 2013 and has an initial term of ten years, with four five-year renewal options.

The Bank has an operating lease for a branch location in Bedford, New Hampshire.  The lease commenced in September 2014 and has an initial term of five years and three months, with five five-year renewal options.

In May 2016, the Bank entered into an operating lease for a branch location in Portsmouth, New Hampshire.  The lease commenced in August 2016 and has an initial term of ten years, with six five-year renewal options.

In October 2016, the Bank entered into a land lease for a branch location in Dover, New Hampshire.  The lease commenced in January 2018 and has an initial term of ten years, with six five-year renewal options.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

12.	Commitments (Continued)

The Bank recognized lease expense of approximately $801,300 and $686,100 in 2018 and 2017, respectively.

Future lease payments expected during the initial lease terms and the renewal options of all leases described above are approximately as follows:

2019	$861,000
2020	840,000
2021	834,000
2022	837,000
2023	840,000
Thereafter	20,317,000

13.	Fair Value Measurements

The Bank adopted a framework for measuring fair value under generally accepted accounting principles for all financial instruments that are being measured and reported on a fair value basis.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  In determining fair value, the Bank uses various methods including market, income and cost approaches.  Based on these approaches, the Bank often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market corroborated, or generally unobservable inputs.  The Bank utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.  Based on the observability of the inputs used in the valuation techniques, the Bank is required to provide the following information according to the fair value hierarchy.  The fair value hierarchy ranks the quality and reliability of the information used to determine fair values.  Assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange.  Level 1 also includes U.S. Treasury securities, which are traded by dealers or brokers in active markets.  Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets.  Valuations are obtained from third party pricing services for identical or similar assets or liabilities.

Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions.  Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

13.	Fair Value Measurements (Continued)

In determining the appropriate levels, the Bank performs a detailed analysis of the assets and liabilities that are subject to fair value measurements.  At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

For the year ended December 31, 2018, the application of valuation techniques applied to similar assets and liabilities has been consistent.  The following is a description of the valuation methodologies used for instruments measured at fair value:

Fair Value on a Recurring Basis

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis at December 31, 2018 and 2017:

	Total	Level 1	Level 2	Level 3
2018
Available-for-sale securities (note 2)	$21,941,204	$-	$21,941,204	$-

2017
Available-for-sale securities (note 2)	$27,316,420	$497,846	$26,818,574	$-

Fair Value on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).  The following table presents the assets carried on the balance sheet by caption and by level within the fair value hierarchy (as described above) as of December 31, 2018 and 2017, for which a nonrecurring change in fair value has been recorded.

Fair values for nonperforming loans measured at fair value on a nonrecurring basis are determined using appraisals of collateral values.

	Total	Level 1	Level 2	Level 3	Total Losses
2018
Nonperforming loans	$189,541	$-	$189,541	$-	$59,585

2017
Nonperforming loans	$96,741	$-	$96,741	$-	$14,000

The losses in 2018 and 2017 relating to nonperforming loans were charged to the allowance for loan losses.

OPTIMA BANK & TRUST COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

14.	Agreement and Plan of Merger

On December 5, 2018, Cambridge, its wholly owned subsidiary, Cambridge Trust and the Bank entered into a Merger Agreement, pursuant to which the Bank will merge with and into Cambridge Trust, in a stock and cash transaction.

Under the terms of the merger agreement, each share of the Bank’s common stock will be exchanged for either 0.3468 shares of Cambridge common stock, or $32.00 in cash, subject to customary pro-ration procedures which will result in an aggregate stock / cash consideration mix of 95% / 5%.

Consummation of the merger is subject to certain conditions, including among others, approval of the merger by the Bank’s stockholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representation and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, and the absence of any injunctions or other legal restraints.  The merger is expected to close in the second quarter of 2019.

The Merger Agreement provides that upon termination of the Merger Agreement under certain circumstances, the Bank will be obligated to pay Cambridge a termination fee of $2.5 million.